UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

Four Corners Property Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37538	47-4456296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Redwood Highway Suite 3215
Mill Valley, California		94941
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 29, 2026, Four Corners Property Trust, Inc. (the “Company”) issued a press release announcing the transaction as described under Item 8.01 below. A copy of the press release is furnished hereto as Exhibit 99.1.

Members of management of the Company will present an overview of the Company during upcoming investor presentations. A copy of the presentation is attached as Exhibit 99.2 and incorporated by reference herein.

The information in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 to this Form 8-K is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On May 29, 2026, FCPT Holdings, LLC, a wholly owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “PSA”) with Shore Capital Real Estate Partners Holdco, LLC (the “Seller”) for the purchase of up to 102 properties operated as veterinary facilities (the “Properties”) for a purchase price of up to $268.0 million (before contractual purchase price adjustments and transaction expenses). All of the Properties are currently operated by Mission Pet Health. The Properties are subject to two triple net master leases for each of 45 and 55 Properties, respectively. The remaining two non-master lease Properties are subject to individual net leases. The Properties have a weighted average term of approximately 10 years remaining.

The Company made an initial deposit under the PSA in the amount of approximately $4,000,000, which will be applied to the purchase price upon closing. Closing of the purchase of the Properties is subject to the completion of due diligence and the satisfaction of customary closing conditions. If the Company terminates the PSA before closing, and the termination is not based on the Seller’s failure to satisfy a required condition or a material Seller default, the escrow agent will release the deposit to the Seller. If any of the closing conditions under the PSA are not satisfied by the Seller, the Company may terminates the PSA and receive a refund of the deposit. There can be no assurance that the acquisition of the Properties will be completed in the time frame, on the terms or in the manner currently anticipated, or at all, as a result of a number of factors, including the failure of the parties to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the acquisition of the Properties will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the acquisition. The PSA may be terminated by the parties thereto under certain circumstances. In addition, certain Properties may not be acquired, or may be acquired on different terms, if certain conditions are not satisfied. Costs associated with acquisition are expensed as incurred, and the Company may be unable to complete an acquisition after making a non-refundable deposit or incurring acquisition-related costs.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the anticipated consequences and benefits of the transaction and other future events and their potential effects on the Company, including, but not limited to, statements relating to anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings and other statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release Dated May 29, 2026
99.2	Investor Presentation of Four Corners Property Trust, Inc.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

Date:	June 1, 2026	By:	/s/ JAMES L. BRAT
James L. Brat Chief Operations Officer, Chief Legal Officer and Secretary